January 31, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza, Mail Stop 3-7
Washington, D.C. 20549

        Re:  Selfix, Inc.
             1934 Act File No. 0-17237
             Preliminary Information Statement

Ladies/Gentlemen:

     Please find enclosed for filing pursuant to Rule 14c-5 under
Section 14(c) of the Securities Exchange Act of 1934, as amended, a Preliminary Information Statement (the "Information Statement"). This Information Statement is being distributed to give notice to the stockholders of Selfix, Inc., a Delaware corporation (the "Company"), that the Board of Directors and the holder of a majority of the outstanding shares of common stock of the Company have approved an amendment to the Company's Certificate of Incorporation to (i) change the name of the Company to Home Products International, Inc.; and to
(ii) increase the number of authorized shares of common stock, par value $0.01 per share, from 7,500,000 to 15,000,000 shares.

     This filing is being effected by direct transmission to the Commission's EDGAR System. No fee is required to be paid in connection with the filing of the Information Statement. The Company anticipates mailing the Information Statement to its stockholders on or about March 4, 1997.

     Please call me at (773) 890-8904 or Steven Malanowski at (773) 890-8910 with any questions or comments you may have.

                                   Very truly yours,

                                   SELFIX, INC.

                                   By:   /s/ James E. Winslow
                                        James E. Winslow
                                        Executive Vice President

cc   Michael J. Gamsky [Much Shelist Freed, et al.]
     The Nasdaq Stock Market

    February 11, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza, Mail Stop 3-7
Washington, D.C. 20549

        Re:  Selfix, Inc. (the "Company")
             1934 Act File No. 0-17237
             Revised Preliminary Information Statement
             January 31, 1997 ("January 31 Information Statement")

Ladies/Gentlemen:

     Please find enclosed for filing pursuant to Rule 14c-5 under Section 14(c) of the Securities Exchange Act of 1934, as amended, a revised Preliminary Information Statement (the "Revised Information Statement").
The Revised Information Statement has been revised based on a series of telephone conversations with Mark Webb of the Staff to delete the references to an amendment to the Company's Certificate ofIncorporation to change the name of the Company and to clarify that the Company will not include any of the additional shares of common stock to be authorized by the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share from 7,500,000 to 15,000,000 shares in the public offering currently being considered by the Company. The revised Information Statement has been marked to indicate changes from the January 31 Information Statement.


     This filing is being effected by direct transmission to the Commission's EDGAR System. No fee is required to be paid in connection with the filing of the Revised Information Statement. The Company anticipates mailing the Information Statement to its stockholders on or about March 4, 1997.

     Please call me at ((312) 621-1437 with any questions or comments you may have.

                                   Very truly yours,

                                   MUCH SHELIST FREED DENENBERG
                                   AMENT BELL & RUBENSTEIN, P.C.

                                   By:   /s/ Michael J. Gamsky
                                        Michael J. Gamsky

cc   James E. Winslow [Selfix, Inc.]
     The Nasdaq Stock Market

                             SCHEDULE 14C
                            (Rule 14c-101)

            INFORMATION REQUIRED IN INFORMATION STATEMENT

                       SCHEDULE 14C INFORMATION
         Information Statement Pursuant to Section 14c of the
                    Securities Exchange Act of 1934
                          (Amendment No. 1)

Check the appropriate box:

[X]Preliminary Information Statement  [ ]Confidential, For Use of the
                                         Commission
                                         Only (as permitted by Rule 14c-
                                         5(d)(2))
[ ]Definitive Information Statement

                             SELFIX, INC.
           (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
[X]No fee required

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed Maximum Aggregate Value of Transaction:
(5) Total Fee Paid:
[ ] Fee Paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1.  Amount Previously Paid:
2.  Form, Schedule or Registration Statement No.:
3.  Filing Party:
4.  Date Filed:

PRELIMINARY
                         INFORMATION STATEMENT

                             SELFIX, INC.
                         4501 West 47th Street
                        Chicago, Illinois 60632

                   NOTICE OF ACTION BY STOCKHOLDERS
             WITHOUT A MEETING PURSUANT TO SECTION 228(d)
                OF THE DELAWARE GENERAL CORPORATION LAW

To the Stockholders of Selfix, Inc.:

     Notice is hereby given that the Board of Directors and the holder of a majority of the outstanding shares of common stock of Selfix, Inc., a Delaware corporation (the "Company"), has approved an amendment to the Company's Certificate of Incorporation to (i) change the name of the Company to Home Products International, Inc.; and to (ii) increase the number of authorized shares of Common Stock, par value $0.01 per share (the "Common Stock"), from 7,500,000 to 15,000,000 shares (the "Amendment").

     The Board of Directors of the Company approved the Amendment on January 30, 1997. The holder of over a majority of the outstanding shares of the Common Stock approved the Amendment by written consent in lieu of a meeting, effective as of March 3, 1997, in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the "DGCL"). Accordingly, your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228(d) of the DGCL, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company's stockholders of the Amendment. Pursuant to the Securities Exchange Act of 1934, as amended, along with this letter you are being furnished with an Information Statement relating to the Amendment.

The record date for determining stockholders entitled to receipt of this notice is February 28, 1997. This notice is first being mailed to such stockholders on or about March 4, 1997. The Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after such mailing.

                                   By Order of the Board of Directors,



                                   James R. Tennant
                                   Chairman of the Board of Directors
Chicago, Illinois
March 4, 1997

                             SELFIX, INC.
                         4501 West 47th Street
                        Chicago, Illinois 60632


                         INFORMATION STATEMENT

                             MARCH 4, 1997

     PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                          GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock"), of Selfix, Inc., a Delaware corporation (the "Company"), in connection with the approval of an amendment to the Company's Certificate of Incorporation (the "Amendment").

     The Board of Directors of the Company approved the Amendment, subject to Stockholder approval, on January 30, 1997. The holder of a majority of the outstanding shares of the Common Stock approved the Amendment by written consent in lieu of a meeting, effective as of March 3, 1997, in accordance with Section 228 of the Delaware General Corporation Law (the "DGCL"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

     WE ARE NOT ASKING  YOU FOR A  PROXY AND YOU  ARE REQUESTED NOT  TO
SEND A PROXY.

     The Amendment to the  Company's Certificate of Incorporation  will
   (i) change the name of the Company to Home Products International, Inc. and (ii) increase the number of authorized shares of Common Stock from 7,500,000 to 15,000,000 shares. The form of Certificate of Amendment to be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 28, 1997 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

     You are being provided with this Information Statement pursuant to
Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about March 4, 1997 to all Stockholders of record as of the Record Date.

Voting Securities

     As of the Record Date, the Company had 3,891,714 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is generally entitled to one vote on matters submitted for Stockholder approval.

     Effective as of March 3, 1997, the holder of 2,083,358 shares (or approximately 54%) of the 3,891,714 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holder of the required majority of Common Stock no proxies are being solicited with this Information Statement.

Security Ownership of Principal Holders and Management

     The following table sets forth information as of February 28, 1997, with respect to the beneficial ownership of the Company's outstanding Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, each executive officer named below, and all the directors and executive officers as a group.

                                            Number of
       Name and Address of                    Shares     Percent of
        Beneficial Owner                  Beneficially      Class
                                              Owned

Estate of Meyer J. Ragir(l)....                   716,155       18.4%
 200 North LaSalle Street
 Suite 2100
 Chicago, Illinois 60606
Estate of Norma L. Ragir(1)....                   772,846       19.9%
 200 North LaSalle Street
 Suite 2100
 Chicago, Illinois 60606
Jeffrey C. Rubenstein(2) (3)...                    20,550        *
Lowell L. Ruffer(4)............                         0        *
James R. Tennant(5)............                    14,336        *
Charles R. Campbell............                     6,000        *
Daniel B. Shure................                     5,900        *
Marshall Ragir(6)..............                    67,093        *
James E. Winslow...............                     8,477        *
Peter L. Graves(7).............                     3,566        *
Michael J. Ricard(8)...........                     2,265        *
Joel D. Spungin................                     7,500        *
Jeffrey R. Dolan...............                     3,003        *
All Directors and Executive Officers as a Group
     (13 persons) (9)..........                 1,627,518       41.8

* Less than 1%.

(1) Mr. Jeffrey C. Rubenstein, a director of the Company, is the executor of the estates of Meyer J. Ragir and Norma L. Ragir.
     (2) Jeffrey C. Rubenstein is the executor of the estate of Meyer J. Ragir and the estate of Norma L. Ragir and in such capacity exercises voting and investment power with respect to the shares
     of  Common  Stock  beneficially   owned  by  these  estates.   Mr.
     Rubenstein is co-trustee of the MJR/NLR Gift Trust -- Judith Ragir Separate Trust (157,623 shares), the MJR/NLR Gift Trust -- Robert Ragir Separate Trust (145,123 shares) and the MJR/NLR Gift Trust -
     - Marshall Ragir Separate Trust ( 157,624 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by such trusts. Mr. Rubenstein is also co-trustee of the Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir Separate Trust (66,994 shares) and the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust (66,993 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by such trusts. Mr. Rubenstein in his various capacities exercises either sole or shared voting and investment power with respect to 2,083,358 shares of Common Stock or 54% of the outstanding shares of Common Stock as of February 28, 1997. Mr. Rubenstein disclaims beneficial ownership of these shares of Common Stock.

(3) Includes 5,050 shares beneficially owned by Mr. Rubenstein's adult children, as to which 5,050 shares Mr. Rubenstein disclaims beneficial ownership.

(4) Mr. Ruffer is a co-trustee of the MJR/NLR Gift Trust -- Judith Ragir Separate Trust (157,623 shares), the MJR/NLR Gift Trust -- Robert Ragir Separate Trust (145,123 shares) and the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust (157,624 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock owned by such trusts. Mr. Ruffer in his various capacities, exercises shared voting and investment power with respect to 460,370 shares of Common Stock or 12% of the outstanding shares of stock as of February 28, 1997. Mr. Ruffer disclaims beneficial ownership of these shares of Common Stock

(5) Includes 5,000 shares of Common Stock subject to stock options exercisable within 60 days of February 28, 1997.

(6) Includes 66,993 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. Does not include 157,624 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power.

(7) Includes 1,629 shares of Common Stock subject to stock options exercisable within 60 days of February 28, 1997.

(8) Includes 1,117 shares of Common Stock subject to stock options exercisable within 60 days of February 28, 1997.

(9) Includes 11,166 shares of Common Stock subject to stock options exercisable within 60 days of February 28, 1997.

                   INTEREST OF CERTAIN PERSONS IN OR
                OPPOSITION TO MATTERS TO BE ACTED UPON

     The Amendment was unanimously approved by the Board of Directors on January 30, 1997. Effective as of March 3, 1997, Jeffrey C. Rubenstein, a Director of the Company who has in various capacities, sole or shared voting power with respect to 2,083,358 shares of Common Stock or 54% of the 3,891,714 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the Amendment.

     The Stockholders have no right under the DGCL or under the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

                             THE AMENDMENT
                         Change of Corporate Name

     The DGCL provides that a Company may amend its certificate of incorporation to change its corporate name.

     The Board has deemed it advisable and in the best interests of the Company to amend Article FIRST to effect a change in the name of the Company from SELFIX, INC. to HOME PRODUCTS INTERNATIONAL, INC.

     In the judgment of the Board of Directors, the change of the corporate name to Home Products International, Inc. is advisable and in the best interests of the Company in view of the current character and strategic focus of the business of the Company.

     The amendment of Article FIRST of the Certificate of Incorporation will not change the rights of the Stockholders.

Increase in Authorized Common Stock

     The DGCL provides that a Company may amend its certificate of incorporation to increase or decrease its authorized capital stock.

          The Company is currently considering a public offering of up to two million shares of newly issued Common Stock as well as certain shares of Common Stock held by the various Ragir estates and trusts. The proceeds of the offering to be received by the Company would be used to repay a portion of the debt incurred to acquire Tamor Plastics Corp. (the "Tamor Acquisition"). This acquisition is expected to be completed in February, 1997. The Company currently anticipates completing the public offering in the second quarter of 1997. As of February 28, 1997, the Company had 7,500,000 authorized shares of Common Stock, of which 3,891,714 shares were issued and outstanding and 22,019 shares were reserved for stock options which are or become exerciseable on or before February 28, 1998. The Company currently anticipates issuing 480,000 shares in a private transaction as part of the Tamor Acquisition and up to 2,000,000 shares in the public offering which would result in the Company having 1,106,267 authorized but unissued shares of Common Stock Available for future issuance.

     The Board of Directors believes that an amendment of Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 7,500,000 to 15,000,000 shares is in the best interests of the Company and the Stockholders so as to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further Stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other companies, stock dividends, stock splits, equity and convertible debt financing and issuances of stock pursuant to the Company's stock option plans and
employees stock  purchase plan.       The  increase will  result in  an
increase in the Company's Delaware Franchise Tax. No Stockholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

        The Company is currently considering a public offering of up to two million shares of newly issued Common Stock as well as certain shares of Common Stock held by the various Ragir estates and trusts. The proceeds of the offering to be received by the Company would be used to repay all or a significant portion of the debt incurred to acquire Tamor Plastics Corp. This acquisition is expected to be completed in February, 1997. The Company currently anticipates completing the public offering in the second quarter of 1997.

     The existence of authorized but unissued and unreserved Common Stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. This increase is not being effected in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to the Stockholders any anti-takeover measures.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (a) the Annual Report on Form 10-K for the fifty-two weeks ended December 30, 1995; (b) the Quarterly
Report on Form 10-Q for the quarterly period ended March    30,
1996       31, 1996; (c) The Current Report on Form 8-K dated April 12,
1996; (d)     the Quarterly Report on Form 10-Q for the quarterly
period ended June 29, 1996; and    (d)        (e)     the Quarterly
Report on Form 10-Q for the quarterly period ended September    30
   28    , 1996.   Copies of such documents may be obtained without
charge (except for exhibits thereto which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any person solicited hereunder by writing to: James E. Winslow, Executive Vice President, Selfix, Inc., 4501 West 47th Street, Chicago, Illinois 60632.

                      EFFECTIVE DATE OF AMENDMENT

     Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment with the Delaware Secretary of State, or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March 25, 1997.

                                   By Order of the Board of Directors



                                   James R. Tennant
                                   Chairman of the Board of Directors

Chicago, Illinois
March 4, 1997

                               EXHIBIT A
                        CERTIFICATE OF AMENDMENT
                                  OF
                 AMENDED CERTIFICATE OF INCORPORATION
                                  OF
                             SELFIX, INC.

     James R. Tennant and James E. Winslow each certifies that:

1. James R. Tennant is the duly elected and acting Chairman of the Board, and Chief Executive Officer, and James E. Winslow is the duly elected and acting Executive Vice President, Chief Financial Officer and Secretary, of the Company named above.

2. The Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware, on May 18, 1987, and as previously amended on July 1, 1987, September 20, 1988 and June 12, 1995, shall be further amended to read as follows:

   FIRST: The name of the Company is Home Products International, Inc. (the "Company").

FOURTH: (a) The total number of shares which the Company shall have authority to issue is 15,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and 500,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

3.   The   foregoing      Amendments          Amendment       to    the
Certificate  of  Incorporation     have           has        been  duly
approved by the Board  of Directors of the  Company in accordance  with
Section 245 of  the General Corporation  Law of the  State of  Delaware
(the "DGCL").

4.   The  foregoing      Amendments          Amendment         to   the
Certificate of Incorporation    have        has    been duly  approved,
pursuant to resolutions of the Board of Directors of the Company, and in accordance with Section 228 of the DGCL, by the written consent of the holder of a majority of the shares of Common Stock outstanding.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Certificate of Incorporation as of the ____ day of March, 1997.

                         SELFIX, INC.

                         By:
                              James R. Tennant
                              Chairman of the Board and
                              Chief Executive Officer


                         By:
                              James E. Winslow
                              Executive Vice President,
                              Chief Financial Officer and
                              Secretary